Exhibit 99.2

NATIONSTAR MORTGAGE HOLDINGS INC.

8950 Cypress Waters Boulevard

Coppell, TX 75019

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jay Bray and Elizabeth K. Giddens, or either one of them, as the proxy of the undersigned, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of common stock of Nationstar Mortgage Holdings Inc. held of record by the undersigned on May 21, 2018, at the Special Meeting of Stockholders to be held at Nationstar’s offices, 8950 Cypress Waters Boulevard, Coppell, TX 75019, on June 29, 2018, or any adjournment or postponement thereof.

THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES MADE. WHEN NO CHOICE IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3 ON THE REVERSE SIDE, AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

(Continued and to be signed on the reverse side.)

SPECIAL MEETING OF STOCKHOLDERS OF

NATIONSTAR MORTGAGE HOLDINGS INC.

June 29, 2018

2:00p.m. (local time)

8950 Cypress Waters Boulevard, Coppell, TX 75019

PROXY VOTING INSTRUCTIONS

VOTE BY MAIL: Date, sign and mail this proxy
card in the envelope provided as soon as possible.

VOTE IN PERSON: You may vote your shares
in person by attending the Special Meeting.

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING:

The Notice of Special Meeting, Joint Proxy Statement/Prospectus dated May [●], 2018 and proxy card are available at https://materials.proxyvote.com/63861C

i Please detach along perforated line and mail in the envelope provided. i

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Adopt the Agreement and Plan of Merger, dated as of February 12, 2018 (the “merger agreement”), by and among Nationstar Mortgage Holding Inc. (“Nationstar”), WMIH Corp. and Wand Merger Corporation.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.  Approve, by non-binding, advisory vote, certain compensation that may be paid to Nationstar’s named executive officers that is based on or otherwise relates to the merger between Nationstar and Wand Merger Corporation pursuant to the merger agreement.

				FOR ☐	AGAINST ☐	ABSTAIN ☐

3.  Approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the merger agreement.

				FOR ☐	AGAINST ☐	ABSTAIN ☐

    To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

			☐	The undersigned acknowledges receipt from Nationstar before the execution of this proxy of the Notice of Special Meeting and Joint Proxy Statement/Prospectus dated May [●], 2018.

Signature (PLEASE SIGN WITHIN THE BOX)	Date	Signature (Joint Owners)	Date

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.